SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                             -----------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 15, 2001

                            LAFAYETTE BANCORPORATION

             (Exact name of registrant as specified in its charter)

                                     INDIANA

                 (State or other jurisdiction of incorporation)

0-22469                                                               35-1605492
(Commission File Number)                       (IRS Employer Identification No.)

133  North 4th Street
Lafayette, Indiana                                                         47902
(Address of principal executive offices)                              (Zip Code)

       Registrant's telephone number, including area code: (765) 423-7100


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Item 5.           Other Events

         On October 15, 2001, Lafayette Bancorporation (the "Registrant") and First Merchants Corporation ("FMC") jointly announced the signing of a definitive agreement (the "Agreement") pursuant to which Registrant will be merged with and into FMC (the "Merger"). The Agreement provides that upon the effective date of the Merger (the "Effective Time"), each shareholder of Registrant may elect to receive either 1.11 shares of FMC's common stock (valued at $26.01 based on FMC's October 12, 2001 closing price of $23.43 per share), or $30.00 in cash for each share of Registrant common stock owned by such shareholder. However, no more than $50,329,248 aggregate cash may be paid in the Merger and there may be allocations of stock to certain shareholders if this threshold is exceeded. Based on the closing price of FMC stock on October 12, 2001, the transaction has an aggregate value of approximately $115.8 million (assuming all outstanding stock options of the Registrant are exercised).

         Pursuant to General Instruction F to Form 8-K, the Agreement of Reorganization and Merger between First Merchants Corporation and Lafayette
Bancorporation dated October 14, 2001, is attached hereto as Exhibit 2 and incorporated herein by reference.

Item 7.           Financial Statements and Exhibits

         (c)      Exhibits

                  Exhibit 2         Agreement  of   Reorganization   and  Merger
                                    between  First  Merchants   Corporation  and
                                    Lafayette  Bancorporation  dated October 14,
                                    2001.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      By: /s/ Robert J. Weeder
                                         ---------------------------------------
                                            Robert J. Weeder, President

Dated: October 15, 2001